                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):   March 14, 1997.


                         Marshall & Ilsley Corporation
                         -----------------------------
            (Exact name of registrant as specified in its charter)



Wisconsin                       0-1220                     39-0968604
---------                       ------                     ----------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                         770 North Water Street
                          Milwaukee, Wisconsin                       53202
                  ------------------------------------             ----------
                (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (414) 765-7801
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Item 5.  Other Events.
         ------------

     Marshall & Ilsley Corporation, a Wisconsin corporation (the "Corporation"), and Security Capital Corporation, a Wisconsin corporation ("Security"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 1997 providing for the merger of Security with and into the Corporation (the "Merger"). The aggregate consideration for the outstanding shares of Security Common Stock in the merger is 12,327,390 shares of Corporation Common Stock and $376,335,605 in cash. Security shareholders will be entitled to elect what form of consideration they receive, subject to limitations set forth in the Merger Agreement. At the effective time of the Merger, each outstanding share of Security Common Stock will be converted into Corporation Common Stock, cash, or a combination thereof, based on a value determined over the 10 consecutive trading days ending on the fifth calendar day immediately prior to the effective time of the Merger. The transaction is structured to be tax-free to Security shareholders except to the extent they receive cash.

     Completion of the Merger is subject to certain conditions, including (i) approval by the shareholders of Security; (ii) approval by the Federal Reserve Board and other requisite regulatory authorities; (iii) receipt of opinions of counsel for the Corporation and counsel for Security that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization; and (iv) other conditions to closing customary in transactions of this type.

     Under certain circumstances, if the Merger Agreement is terminated and Security consummates a certain type of business combination with another party within 18 months of such termination, Security would be required to pay the Corporation a cash fee of $30 million.

     Certain additional information regarding the Merger is contained in the Corporation's press release (the "Press Release") dated March 15, 1997.

     The Merger Agreement and Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

Cautionary Statement for Purposes of the Private Securities Litigation Reform Act of 1995

     This Current Report, the Press Release attached hereto and other written and oral statements made by or on behalf of the Corporation contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Merger; (ii) lower than expected income or revenues following the Merger, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry; (iv) business disruption related to the Merger (both before and after completion);
(v) greater than expected costs or difficulties related to the integration of the management of the Corporation and Security; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Merger; (viii) unanticipated regulatory delays or constraints or changes in the proposed transaction required by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the combined company will be doing business; (xi) legislation or regulatory changes which adversely affect the businesses in which the combined company would be engaged; (xii) price or other market factors which may adversely impact the Corporation's share repurchase program; and (xiii) other unanticipated occurrences which may delay the consummation of the Merger, increase the costs related to the Merger or decrease the expected financial benefits of the Merger.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c)  Exhibits

     Exhibit
     -------
       No.     Description
       ---     -----------

       2.1 Agreement and Plan of Merger dated as of March 14, 1997 between the Corporation and Security

      99.1     Press Release dated March 15, 1997
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 17, 1997

                                                MARSHALL & ILSLEY CORPORATION


                                                By: /s/ J.B. Wigdale
                                                   ----------------------------
                                                    J.B. Wigdale, Chairman
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                                 EXHIBIT INDEX


     Exhibit No.    Description
     -----------    -----------

         2.1 Agreement and Plan of Merger dated as of March 14, 1997 between the Corporation and Security

        99.1        Press Release dated March 15, 1997



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